SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

January 12, 2009

Date of Report (Date of Earliest Event Reported)

LEFT BEHIND GAMES INC.

(Exact name of registrant as specified in its charter)

WASHINGTON	000-50603	91-0745418
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25060 HANCOCK AVENUE, SUITE 103 BOX 110, MURRIETA, CA		92562
(Address of principal executive offices)		(Zip code)

(951) 894-6597

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

b)

On February 12, 2009, Richard Knox, Sr. was elected to the Board of Directors of Left Behind Games Inc.

Richard J. Knox, Sr. is a seasoned businessman, former nuclear physicist, software developer, Pastor, founder and President of Ohana Haven Ministries in the State of Hawaii.  Mr. Knox started his career off earning his B.S. Engineering Physics at the University of Illinois and shortly thereafter, began working for Lawrence Livermore Laboratory while continuing his education for another 3 years attending the Graduate School of Engineering Sciences with the University of California. Mr. Knox served the Laboratory for 16 years working on numerous government programs as a Containment Scientist for nuclear underground tests, where he was responsible for the supervision of up to 500 engineers and approval of all equipment fielded for nuclear-device emplacement at the Nevada Test Site. After retiring from the Laboratory, Mr. Knox started his own software development and publishing business, creating consumer CAD software which sold 80,000 copies. Shortly thereafter, he joined his son and our CEO, Mr. Lyndon in the 90’s, to develop games at North America’s largest independent developer of video games, Park Place Productions, where he was in charge of 80 personnel, overseeing all game production while managing communications and negotiations with clients. Since that time, Richard has relocated to Oahu, Hawaii to pursue personal interests, including the oversight of a ministry and most recently, Pastor of his own congregation. Richard and his wife Vicki, celebrate 50 years of marriage and have 4 children and 10 grandchildren.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEFT BEHIND GAMES INC.

DATE: February 17, 2009	By:	/s/ Troy Lyndon
	Name:	Troy Lyndon
	Title:	Chief Executive Officer

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